Exhibit 5.13

CONSENT OF EXPERT

The undersigned hereby consents to the use of my name and references to, excerpts from, and summaries of the Technical Report titled “NI 43-101 Technical Report Carangas Deposit Preliminary Economic Assessment” effective date September 5, 2024 prepared for New Pacific Metals Corp. (the “Company”) in the Company’s Form F-10 Registration Statement being filed with the United States Securities and Exchange Commission, and any amendments thereto, and the documents incorporated by reference therein.

Dated: October 3, 2025

/s/ Anderson Candido

Anderson Candido, FAusIMM